                                                                    EXHIBIT 28.1
Wachovia Credit Card Master Trust (WACMT)
Excess Spread Analysis - August 2001

                                                                                 Delinquencies
                                   Monthly    Gross        Net
                         Excess    Payment  Portfolio    Charge-      30-59          60-89
                         Spread     Rate      Yield       Offs         days           days         90+ days
                      --------------------------------------------------------------------------------------
Series 1999-1
   Jul-01                 4.90%    11.74%    17.71%       6.21%      1.1600%        0.7986%        1.6685%
   Aug-01                 5.25%    11.64%    17.99%       6.16%      1.2127%        0.7696%        1.5943%


Series 1999-2
   Jul-01                 7.25%    11.74%    19.53%       6.37%      1.1600%        0.7986%        1.6685%
   Aug-01                 5.47%    11.64%    14.62%       4.11%      1.2127%        0.7696%        1.5943%


Series 2000-1
   Jul-01                 4.91%    11.74%    17.71%       6.21%      1.1600%        0.7986%        1.6685%
   Aug-01                 5.27%    11.64%    17.99%       6.16%      1.2127%        0.7696%        1.5943%